UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[  ]   Definitive Information Statement

TC POWER MANAGEMENT CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required
[  ]   $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.           Title of each class of securities to which transaction applies:
_________________________________________________________________

2.           Aggregate number of securities to which transaction applies:
_________________________________________________________________

3.           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
_________________________________________________________________

4.           Proposed maximum aggregate value of transaction
_________________________________________________________________

5.           Total fee paid
_________________________________________________________________

[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

INFORMATION STATEMENT
OF
TC POWER MANAGEMENT CORP.

GENERAL INFORMATION

This Information Statement is to notify shareholders of our common stock of actions to be taken by the majority shareholder of our common stock in lieu of a special meeting of shareholders. This Information Statement is being mailed on or about [----------------], 2011 to all of our shareholders of record at the close of business on February 10, 2011 (the "Record Date"). As of the Record Date, there were approximately 26,733,400 shares entitled to vote on the matters set forth herein.

Holders of 17,150,000 shares of our common stock, representing approximately 64.2% of our outstanding common stock, have executed a written consent in lieu of Annual Meeting (the "Written Consent"), with an effective date of January 31, 2011, to

● ●
amend our Articles of Incorporation, in the form of Exhibit A, to change the name of our Company from “TC Power Management Corp.” to “Axiom Gold and Silver Corp.”;

amend our Articles of Incorporation, in the form of Exhibit A, to change the number of authorized common shares from 100,000,000 common shares $0.001 par value to 300,000,000 common shares, $0.001 par value

●	amend our Articles of Incorporation, in the form of Exhibit A, to authorize the issuance of up to 10,000,000 shares of preferred stock, no par value; and
●
adopt the 2010 Stock Option Plan (the "Plan"), substantially in the form of Exhibit B, pursuant to which our board of directors is given the ability to provide incentives through the issuance of options to purchase up to 7,000,000 shares of our common stock, to certain employees, directors, officers and consultants.

Because execution of the Written Consent was assured, our management believes it would not be in the best interest of our Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

This Information Statement is being mailed on or about [---------], 2011 to all stockholders of record as of the Record Date. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them. The entire cost of furnishing this Information Statement will be borne by us.   Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

The Company was incorporated in the State of Nevada on February 13, 2007. The Company is in the development stage and will continue to be in the development stage until the Company generates significant revenue from its business operations. To date, the Company has not generated any revenues. It has abandoned its previous business of providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions. We have changed our planned business activities to the exploration and development of precious metals properties through the acquisition of Axiom Minerales de Mexico S.A. de C.V.

We are registered under Section 12(g) of the Securities Exchange Act of 1934 and are subject to the reporting obligations under Section 13 of the Securities Exchange Act of 1934.  Our shares trade publicly on the OTC Bulletin Board.

On January 13, 2011, we entered into an Agreement and Plan of Merger whereby our subsidiary acquired all of the issued and outstanding shares of Axiom Minerals de Mexico S.A. de C.V. (“Axiom Mexico”), a company  engaged in the exploration and development of precious metal properties, in exchange for the issuance of two million of our common shares.  In the Agreement and Plan of Merger, we provided a representation and warranty to Axiom Mexico that the approval of our shareholders would be obtained as it “is required in accordance with the laws of the State of Nevada to consummate the Reincorporation . . . .”  While such language could be interpreted to indicate that shareholder approval was required for the acquisition, we do not believe so as:

●	the inclusion of such language was a clerical error carried over from a prior transaction as the term Reincorporation is not defined in the agreement,

●	even if not a clerical error, the term reincorporation would refer to our reincorporating in another state, something that is not contemplated by the Agreement and Plan of Merger,

●	shareholder approval is not required in accordance with the laws of Nevada to consummate the merger contemplated by the Agreement and Plan of Merger and

●
even if such phrase were to apply to this transaction, there would be no liability as the provision applies to a representation and warranty for an action that is not contemplated by the Agreement and Plan of Merger.

If a court or administrative body were to disagree with our conclusion, we could be subject to significant liability, lose our primary assets or be forced to cease operations.  To reduce our exposure,, we have obtained a waiver of all liability from Axiom Mexico and its sole shareholder at the time of the acquisition as to the representation and warranty regarding obtaining shareholder approval for a reincorporation.

APPROVAL OF CORPORATE ACTIONS

Pursuant to our Articles of Incorporation, our Bylaws and the Nevada Revised Statutes, board approval is required for each of the corporate actions described in this Information Statement.  Our board of directors provided such approval by a written resolution in lieu of a meeting on January 31, 2011.

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the action described herein. Each of the corporate actions described in this Information Statement was approved by the written resolution of our majority shareholders representing 64.2% of our outstanding common stock.  No consideration was paid for such consent. The date of such shareholder resolutions is January 31, 2011.

INFORMATION ON CONSENTING SHAREHOLDERS

As of the record date, we had 26,733,400 shares entitled to vote on the matters set forth herein of which 13,316,701 shares are required to pass any shareholder resolutions. The majority shareholders are the record and beneficial owners of 17,150,000 of our shares of common stock, which represents 64.2% of the issued and outstanding shares of our common stock on a fully diluted basis. The majority shareholder’s name, affiliation with us and his beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
John Larson Francisco Quiroz Steven A. Sanders Alex Daza David Guinez Robert Knight Llewellyn Family Trust	Director, President, CEO Director Director Affiliate Affiliate Affiliate Affiliate	100,000 4,000,000 150,000 3,000,000 3,000,000 3,500,000 3,500,000	<1% 15% <1% 11.2% 11.2% 13.1% 13.1%

REASONS FOR CORPORATE ACTIONS

Our management has approved the corporate actions described in this Information Statement to have the name of the corporation more in line with the new business direction.  Also, the increase in the authorized common shares and the creation of a preferred share are in anticipation of future equity investments in the Company in the raising of capital so that the Company can proceed with its business plan of mineral exploration and development.

INTERESTS OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

We are not aware of any contracts or arrangements entered into by any of the shareholders that provided the Written Consent that are contingent upon the outcome of the corporate actions described in this Information Statement. We are not aware of any contracts or arrangements entered into by our directors that are contingent upon the outcome of the corporate actions described in this Information Statement, although at some date we may grant the directors options under the Plan being approved hereby.

CORPORATE ACTIONS

The following is a description of the Corporate Actions approved by the Written Consent.

CORPORATE ACTION ONE

NAME CHANGE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, included hereto as Exhibit A, pursuant to which we will change our name to “Axiom Gold and Silver Corp.”.  Our management believes that the change in the name of our business from “TC Power Management Corp.” will disassociate us with our former business plan while simultaneously reflecting our new business.  The name change was not a condition or prerequisite to any merger.

The name change will take effect upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of Nevada.  We intend to file such Articles of Amendment on [20 days after mailing of Definitive 14C].

CORPORATE ACTION TWO

INCREASE IN AUTHORIZED CAPITAL

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, included hereto as Exhibit A, pursuant to which we will increase the authorized capital from 100,000,000 shares of common stock $0.001 par value to 300,000,000 shares of common stock $0.001 par value.   Our management believes that the creation of additional authorized common shares could give us more flexibility in future capital raises.  The increase in the authorized capital was not a condition or prerequisite to any merger

CORPORATE ACTION THREE

CREATION OF PREFERRED STOCK

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, included hereto as Exhibit A, pursuant to which we will authorize the creation of 10,000,000 shares of preferred stock.  The amendment to the Articles of Incorporation would give our board of directors the authority to set the terms of any class of preferred stock through an issuance of a Certificate of Designation without receiving further shareholder approval.  Our management believes that the creation of preferred stock could give us more flexibility in future capital raises.  The creation of preferred stock is not a condition or prerequisite to any proposed merger, and we do not currently have plans to raise any capital in exchange for preferred stock.

The creation of preferred stock will take effect upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of Nevada.  We intend to file such Articles of Amendment on [20 days after mailing of Definitive 14C].

CORPORATE ACTION FOUR

RATIFICATION OF STOCK OPTION PLAN

The Plan, adopted by the Board of Directors on January 31, 2011, is intended to provide an incentive to our executive officers, directors, employees, independent contractors or agents who are responsible for or contribute to our management, growth and/or profitability. The purpose of granting options to such persons under the Plan is to attract them to consider employment with, or service to, us, to encourage their continued employment or service, and to give them incentive to provide their best efforts to us for purposes of enhancing shareholder value.

A total of up to 7,000,000 shares of our common stock have been reserved for the implementation of the Plan, either through the issuance of options to eligible persons in the form of incentive stock options or non-statutory options which are subject to restricted property treatment under Section 83 of the Internal Revenue Code. Whenever practical, the Plan is to be administered by a committee of not less than two members of the Board of Directors appointed by the full Board, and the Plan has a term of ten years, unless sooner terminated by the Board.

It will be the responsibility of the committee administering the Plan to make decisions regarding when and whether to grant options to particular persons. In connection with the granting of options, the committee also will be responsible in each case for decisions regarding the type of option to be granted and the specific terms and conditions of the option, including the exercise price, vesting schedule, number of shares, exercise term and other like matters.

Any options granted by the committee under the Stock Option portion of the Plan will be subject to applicable statutory restrictions that have been incorporated into the Plan. For example, the exercise price of any options granted under the Incentive Stock Option portion of the Plan generally must be not less than 100% of the fair market value of our stock on the date of the grant of option. In addition, the aggregate fair market value of incentive stock options exercisable by any one optionee during any particular calendar year may not exceed $100,000.

Incentive Stock Options may only be granted to eligible participants, and they must include provisions that allow them to be exercised for only a limited period of time following either the voluntary termination of employment of the optionee, or the involuntary termination of employment due to death, disability or retirement.  Options granted by the committee under the Nonqualified Stock Option portion of the Plan are not required to be subject to the same statutory restrictions as options granted under the Incentive Stock Option portion of the Plan. As a result, the committee will have broad discretion to establish the specific terms and conditions of any nonqualified option it elects to grant under this portion of the Plan.

Options granted under either the Stock Option or Nonqualified Stock Option portions of the Plan would not be assignable or transferable.

As of the date of this Information Statement, the Board has not yet appointed a committee to administer the Plan. Options have been granted under the Plan to our Chief Financial Officer, our President and CEO and our prior CEO.

The Plan will be ratified effectively by the majority shareholder on [20 days from mailing of Definitive 14C].

DIRECTORS AND EXECUTIVE OFFICERS

We currently have two officers and four directors.  The following table shows our current officers and directors:

NAME	POSITION

John Larson Francisco Quiroz Steven A Sanders Nivaldo Rojas	Director, President, CEO Director Director Director

Frank Lamendola	CFO

Biographical Information

The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

Dr. John Larson:  On January 24, 2011, the Company appointed Dr. Larson as Chief Executive Officer and a director replacing Mr. Quiroz as Chief Executive Officer.  Dr. Larson is a senior mining executive with 33 years international experience in exploration, mining and resource/reserve/mine development.  He has worked with government geological surveys, junior mining companies and major international minerals companies, including 16 years with BHP and BHP Billiton in various international locations, holding positions as Manager, North America Copper Exploration, Leader, Global Porphyry Copper Exploration, and Manager, Latin America Exploration.  From November, 2008 to June 2010 he was employed as Corporate Manager of Exploration for Hochschild Mining PLC of Peru.  From 2006 through 2008 he was employed as General Manager, Exploration, Zinifex Ltd., where he built a broad portfolio of base and precious metals projects in 8 countries. Prior to 2006, Dr. Larson was employed by BHP Billiton.

Dr. Larson has a strong technical background in application of geosciences to mineral deposits.  He holds advanced degrees in geology and chemistry from the University of Western Ontario (M.Sc.) and the Colorado School of Mines (Ph.D.).

Dr. Larson has maintained ties with academic and research institutions, and has also authored and co-authored several publications in scientific journals.  In addition to initiating studies and supervising students at the BSc, MSc and PhD level, he was responsible for bringing BHP into the University of Arizona Mexico Consortium as a founding member. He has initiated and/or supervised university-industry studies at the University of Arizona, the University of Sonora, the University of Chile, the University of Guererro and the University of Tasmania.  Most recently, when living in Melbourne, he served on the Advisory Board at the Centre of Excellence in Ore Deposits (CODES) at the University of Tasmania, Hobart.

Francisco Quiroz:  On January 14, 2011 the Company appointed Mr. Quiroz as Chief Executive Officer and a director replacing Mr. Sanders as Chief Executive Officer.  Subsequently, Mr. Quiroz was replaced as CEO and is now V.P. Exploration.  For 19 years, Mr. Quiroz has been responsible for designing, managing and executing all aspects of mineral exploration programs, including planning, contract negotiation, training staff, construction supervision and data interpretation.  Mr. Quiroz is currently the president of Axiom Minerales de Mexico S.A. de C.V., a position he has held since June 2010.  From February 2008 to December 2009 he was the President of Pan American Goldfields Corp. a U.S. publicly traded company.  Prior to his position with Pan American Goldfields, Mr. Quiroz worked for BHP Billiton for 17 years. He attended the University of Arizona, earning a degree in Economic Geology and the University of Chihuahua, receiving a B.S. in Geology.

Frank Lamendola:  On October 18, 2010, the Company appointed Frank Lamendola as Chief  Financial Officer.  From November 2006 through the present Mr. Lamendola has been a consultant with SGA Group PC which is a public accounting firm.  From 1982 to August 2006 he worked with the firm, Moore Stephens, P.C. and was a partner there from 1996 through August 2006.  Mr. Lamendola earned a bachelor degree from Pace University, New York, in 1981.

Steven A. Sanders:  On October 1, 2010, the Company appointed Steven A. Sanders to the Board of Directors and as Chief Executive Officer, Secretary and Treasurer.  Upon the appointment of Mr. Lamendola, Mr. Sanders relinquished his position as Treasurer.  On the appointment of Mr. Quiroz as President, Mr. Sanders relinquished his position as Chief Executive Officer.  Since July 2007, Mr. Sanders has been the Senior Partner of Sanders Ortoli Vaughn-Flam Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was of counsel to the law firm of Rubin, Bailin, Ortoli, LLP.  Mr. Sanders also serves as a Director of Helijet International, Inc. and Op-Tech Environmental Services, Inc.  Additionally, he is a Director of the Roundabout Theatre Company (the largest non-for-profit theatre in North America), Town Hall, New York City, and the American Academy of Dramatic Arts.

Nivaldo Rojas: For the past 18 years, Mr. Rojas has been the President of Rojas & Asociados, a leading Argentinean mining consulting and management firm (www.rojasyasociados.com) based in Mendoza, Argentina. Previously, Mr. Rojas worked for BHP as Country Manager. During his career he played a key role in the discovery of several world-class ore deposits such as the Escondida porphyry copper deposit in Chile and Agua Rica, Diablillos, Taca Taca and Los Azules in Argentina. Mr. Rojas has a degree in Mining Engineering from the University of Atacama, Chile. Mr. Rojas received the “Excellence in Exploration Award” from BHP in 1995 and an award recognizing his professional career achievements from Panorama Minero in 2007. He is a member of the AusIMM, the Chilean Institute of Mining Engineers and a founding member of GEMERA (Group of Exploration Mining Companies of Argentina).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No officer or director received any cash remuneration from us during the fiscal years ended August 31, 2010, 2009 or 2008.  Additionally, as of the end of the fiscal years ended August 31, 2010, 2009 and 2008, no directors, officers or other persons held outstanding equity awards.

Subsequent to the fiscal year ended August 31, 2010, we have granted our officers and director compensation .  In October 2010, Mr. Sanders received a stock award in amount of 450,000 shares of the Company for his services as a director, of which 150,000 vested immediately with another 150,000 to vest over the next two years.  In October 2010, the Company adopted the Plan being ratified in this Information Statement for the benefit of directors, officers, employees, consultants and advisors. On October 18, 2010, the Board granted Frank Lamendola, the Company’s Chief Financial Officer an option to acquire a total of up to 50,000 shares at an exercise price of $0.25 per share. The option vests immediately and is valid for a period of 5 years from the date of its grant.   On January 19, 2011 we entered into an employment agreement with Mr. Quiroz.  Mr. Quiroz will receive annual compensation of $166,800 and has been granted stock options in the amount of 600,000 shares at $0.25 per share vesting over a 3 year period valid for 10 years.  On January 24, 2011 we entered into an employment agreement with Dr. Larson.  Dr. Larson will receive annual compensation of $180,000 plus medical insurance benefits.  The Board also granted Dr. Larson an option to acquire 5,500,000 shares of the Company at $0.25 vesting over a 3 year period and valid for 10 years.  Dr. Larson also received a stock award of 100,000 shares vesting immediately to him. On January 26, 2011 we entered into an agreement with Nivaldo Rojas pursuant to which in return for serving as a director, Mr. Rojas has will receive $1,000 per month and options to purchase 300,000 shares of our common stock exercisable at $0.25 per share. The options vest over a three year period and expire 10 years from the date of the grant.

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 (the “Act”), which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXHIBITS
A.          Articles of Amendment to Articles of Incorporation
B.           Proposed Stock Option Plan.

THE BOARD OF DIRECTORS
______________, 2011

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: TC Power Management Corp.

2. The articles have been amended as follows (provide article numbers, if available):

1. Name of corporation: Axiom Gold and Silver Corp.

3:  The number of authorized shares: 300,000,000 common shares (a par value of $0.001 per share) and 10,000,000 preferred shares (with no par value).  Our board of directors has the authority to set the terms of any class of preferred shares through an issuance of a Certificate of Designation without receiving further shareholder approval.

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  17,150,000 of 26,633,400 shares outstanding (64.2%).

4. Effective date of filing (optional): --------------------------------------------------------

5. Officer Signature (required): ------------------------------------------------

EXHIBIT B

AXIOM GOLD AND SILVER CORP.

 STOCK OPTION PLAN

Purpose.  This Stock Option plan (this “Plan”) is established by Axiom Gold and Silver Corp. (the “Company”).  The purposes of this Plan are (a) to ensure the retention of the services of existing executive personnel, key employees, and directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, consultants and directors; (c) to provide incentive to all such personnel, employees, consultants and directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) to allow vendors, service providers, consultants, business associates, strategic partners, and others, with or that the Board of Directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

Applicability of General Provisions.  Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Option plan set forth below, and references to the Plan could also mean reference to the Plans.

GENERAL PROVISIONS OF THE STOCK OPTION PLAN

Article 1  Administration.
Whenever practical, the Plan shall be administered by a committee (“Committee”) consisting of not less than one director of the Company as designated by the Board of Directors of the Company (“Board”).  The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman.  Any action of the Committee shall be taken by a majority vote or the unanimous written consent of the Committee members.  The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend, and revoke such rules and procedures as it may deem appropriate with respect to the Plan.

Notwithstanding any other provision of the Plan (and without limiting the Committee’s authority), in connection with any action concerning grants of stock options to or transactions by “Insiders,” the Committee may adopt such procedures as its deems necessary or desirable to assure the availability of exemptions from Section 16 of the Securities Exchange Act of 1934 afforded by Rule 16b-3 thereunder or any successor rule.  Without limiting the foregoing, in connection with approval of any transaction by an “Insider” involving a grant, award or other acquisition from the Company, or involving the disposition to the Company of the Company’s equity securities, the Committee may delegate its approval authority to a subcommittee thereof comprised of two or more “Non-Employee Directors” (as defined in Rule 16b-3), or take action by the affirmative vote of two or more Non-Employee Directors (with all other members of the Committee abstaining or recusing themselves from participating in the matter), or refer the matter to the full Board of Directors for action.  For this purpose, and “Insider” shall mean an individual who is, on the relevant date, a specifically identified officer, director, or 10% beneficial owner of the Company, as defined under Section 16 of the Securities Exchange Act of 1934.

Article 2.  Authority of Committee.
Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have the sole authority, in its absolute discretion: (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Plan or the relevant Plan, the terms and conditions of Options and Restricted Shares granted pursuant to the terms of the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan and to do all things necessary or desirable for the administration of the Plan.  All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all affected individuals having an interest in the Plan and on their legal representatives, heirs and beneficiaries.

Article 3.  Maximum Number of Shares Subject to the Plan.
The shares of common stock which may be issued under the Plan shall be the authorized and unissued, $0.001 par value common stock of the Company (the “Common Stock”).  The maximum aggregate number of shares of Common Stock which may be issued under the Plan shall be 7,000,000 shares (as such number may be adjusted by stock splits).

The shares of Common Stock to be issued upon exercise of an Option may be authorized but unissued shares or shares reacquired by the Company.  If any of the Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated Options shall cease to reduce the number of shares available for purposes of the Plan.

The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of Options under the Plan, if in the form of cash, shall be added to the Company’s general funds and used for general corporate purposes.

Article 4.  Eligibility and Participation.
Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries (“Subsidiaries”) who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its Subsidiaries shall be eligible to participate in the Plan to the extent designated by the Committee in its sole and complete discretion (“Participants”).  A person may be granted multiple Awards under the Plan.

For purposes of this Plan, the term “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Article 5.  Effective Date and Term of Plan.
The Plan shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Plan by a majority of the stockholders of the Company voting in person or by proxy at a meeting of the stockholders or by unanimous written consent, which approval must be obtained within 12 months following adoption of the Plan by the Board of Directors.  However, Options may be granted under this Plan prior to obtaining stockholder approval of the Plan, but any such Options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval.  The Plan shall continue in effect for a term of 10 years unless sooner terminated under Article 7 of these General Provisions.

Article 6.  Adjustments.
If the then outstanding shares of Common Stock are increased, decreased, changed or exchanged for a different number or kind or shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options may be granted under this Plan.  A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised Options which shall have been granted prior to any such change, shall likewise be made.  Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

Article 7.  Termination and Amendment of the Plan.
The Plan shall terminate at the end of the term of the Plan as described in Article 5.  No Options shall be granted under the Plan after the effective date of such termination.

Further, subject to the limitation contained in Article 8 of these General Provisions, the Board of Directors may, at any time and without further approval of the Company’s stockholders, terminate or suspend the Plan or amend or revise its terms, including the form and substance of the Option agreements used for the administration of the Plan.  However, unless the approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) is obtained, no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to Options granted under this Plan, except as permitted under Article 6 of these General Provisions; (b) change the minimum purchase price for shares under Section 4 of the NQSO Plan; (c) increase the maximum term established under a Plan for any Option; (d) permit the granting of an Option to anyone other than as provided in Article 4 of these General Provisions; or (e) change the term of the Plan as described in Article 5 of these General Provisions.

Article 8.  Prior Rights and Obligations.
No termination, suspension, or amendment of the Plan shall, without the consent of the Participant who has received an Option, alter or impair any of that person’s rights or obligations under the Option granted under the Plan prior to that termination, suspension, or amendment without the written consent of the Participant.

The Committee may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option.

Article 9.  Privileges of Stock Ownership.
Notwithstanding the exercise of any Option granted pursuant to the terms of this Plan no Participant shall have any of the rights or privileges of a stockholder of the company with respect to any shares of Common Stock issuable upon the exercise of his or her Option until certificates representing the shares have been issued and delivered.  No shares shall be required to be issued and delivered upon exercise of any Option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

Article 10.  Reservation of Shares of Common Stock.
The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.  In addition, the Company shall from time to time, as is necessary to accomplish the purposes of this Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder.  The inability of the Company to obtain from any regulatory agency the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell the stock for which the requisite authority was not obtained.

Article 11.  Tax Withholding.
The exercise of any Option granted under this Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition to, or in connection with, such exercise or the delivery or purchase of shares, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

Article 12.  Compliance with Securities Laws.
Shares of Common Stock shall not be issued with respected to any Option under the Plan unless the issuance and delivery of those shares shall comply will all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Committee may also require an individual to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation.  Further, an individual shall consent to the imposition of a legend on the shares of Common Stock relating to his or her Option restricting their transferability as required by law or by this Article 12.

Notwithstanding any other provision set forth in the Plan, if required by the then current Section 16 of the Securities Exchange Act of 1934, any “derivative security” or “equity security” offered pursuant to the Plan to any Insider may not be sold or transferred for at least six months after the date of grant of such Award.  The terms “equity security” and “derivative security” shall have the meaning s ascribed to them in the then current Rule 16(a) under the Securities Exchange Act of 1934.

Article 13.  Corporate Transactions.
In the event of (a) a dissolution or liquidation of the Company, (b) merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the company or their relative stock holdings and the Awards granted under this Plan are assumed, converted, or replaced by the successor corporation, which assumption is binding on all Participants), (c) merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, then any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion, or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

In the event such successor corporation (if any) refuses to assume or substitute  Awards as provided above pursuant to a transaction described in this Article 13, such Awards shall expire on such transaction at such time and on such conditions as the Committee may determine at its sole and complete discretion.  In any case, notwithstanding anything in this Plan to the contrary, the Committee may, in its sole and complete discretion, provide that the vesting (that is, full exercisability in the case of Options) shall accelerate into full vesting upon a transaction described in this Article 13.

Article 14.  Governing Law.
The provisions of this Plan hereunder shall be governed by and interpreted in accordance with the laws of the State of Nevada, United States of America, without regard to any applicable conflicts of law and without regard to the fact that any party is or may become a resident of a different state or county.

AXIOM GOLD AND SILVER CORP.

NONQUALIFIED  STOCK OPTION PLAN

Section 1.  Purpose.
The purpose of this Axiom Gold and Silver Corp. Non-qualified  Stock Option Plan (“Plan”) is to provide for the grant of options which shall not constitute qualified “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).  This Plan is Part II of the Company’s Stock Option plan (“Plan”).  Unless any provision herein indicates to the contrary, this Plan shall be subject to the General Provisions of the Plan.

Section 2.  Option Terms and Conditions.
Each NQSO shall be evidenced by a NQSO agreement between the grantee (“Optionee”) and the Company.  The terms and conditions of NQSOs granted under the Plan shall be determined by the Committee in its sole and complete discretion.  Each NQSO shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions which are not inconsistent with the Plan.  The terms and conditions may differ as between NQSOs.

Section 3.  Duration of Options.
Each NQSO shall expire on the date as determined by the Committee.  In addition, each NQSO shall be subject to earlier termination as otherwise provided under the Plan.  The date of grant of a NQSO shall be the date on which the Committee makes the determination to grant such NQSO, unless otherwise specified by the Committee.

Section 4.  Exercise Price.
The exercise price (“Exercise Price”) for shares of Common Stock subject to any NQSO shall be determined by the Committee in its sole and complete discretion.  To the extent that the Exercise Price is designated with respect to fair market value (“Fair Market Value”) of the shares at the time of the grant of the NQSO, then Fair Market Value shall be determined by the Committee on the basis of such factors as they deem appropriate, including a determination of Fair Market Value based on an independent appraisal by a person who customarily makes such appraisals.  However, the Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange.  In each case, the Committee’s determination of Fair Market Value shall be conclusive.

Section 5.  Exercise of Options.
A NQSO shall be exercisable at the times or upon the events determined by the Committee as set forth in the NQSO agreement governing the NQSO.  Each NQSO shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Committee.  No NQSO may be exercised for a fraction of a share of Common Stock.  The person exercising a NQSO may do so only by written notice of exercise delivered to the Committee, in such form as the Committee prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the Exercise Price for those shares.  The Exercise Price of any shares purchased shall be paid in full in cash or by certified or cashier’s check payable to the order of the Company, or by shares of Common Stock, if permitted by the Committee, or by a full recourse promissory note if permitted by the Committee, or by a combination these means, at the time of exercise of the NQSO.

If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Committee  in accordance with Section 4 of this Plan.  As permitted by the Committee, payment in shares of Common Stock shall include the automatic application of shares of Common Stock received upon exercise of an NQSO to satisfy the Exercise Price for the NQSO or additional NQSOs.

Section 6.  Continued Employment or Service.
Each Optionee, if requested by the Committee, must agree in writing as a condition of the granting of his or her NQSO, to remain in the employment of, or service to, the Company or any Subsidiary following the date of the granting of that option for a period specified by the Committee.  Nothing in this Plan nor in any NQSO granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any Subsidiary, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 7.  Option Rights Upon Termination of Employment or Service.
If an Optionee under this Plan ceases to be employed by, or provide services to, the Company or any Subsidiary for any reason other than death or disability, his or her option shall immediately terminate, provided, however, that the Committee may, in its discretion, allow the NQSO to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within three months after the date of termination of employment or service, unless either the NQSO or this Plan otherwise provides for earlier termination.

Section 8.  Option Rights Upon Disability.
If an Optionee becomes disabled within the meaning of Code Section 22(e)(3) while employed by, or providing services to, the Company or any Subsidiary, his or her NQSO shall immediately terminate, provided, however, that the Committee may, in its discretion, allow the NQSO to be exercised, to the extent exercisable on the date of termination of employment or service due to disability, at any time within one year after the date of termination of employment or service due to disability, unless either the NQSO or the Plan otherwise provides for earlier termination.

Section 9.  Option Rights Upon Death of Optionee.
Except as otherwise limited by the Committee at the time of the grant of a NQSO, if an Optionee dies while employed by, or providing services to, the Company or any Subsidiary, his or her NQSO shall expire one year after the date of death unless by its terms it expires sooner.  During this one year or shorter period, the NQSO may be exercised, to the extent exercisable on the date of death, by the person or persons to whom the Optionee’s rights under the NQSO shall pass by will or by the laws of descent and distribution.

Section 10.  Options Not Transferable.
NQSOs granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and  shall not be subject to execution, attachment, or similar process.  However, at the Optionee’s election, the NQSO may be transferred to and held by a grantor trust of which the Optionee is both a trustee and beneficiary, in which case such NQSO shall continue to be subject to all restrictions set forth in the Plan and this Plan.  NQSOs may be exercised during the lifetime of an Optionee only by (a) the Optionee, (b) at the Optionee’s election, by a grantor trust of which the Optionee is both a trustee and beneficiary, (c) on behalf of the Optionee, by a person holding the Optionee’s power of attorney for that purpose, or (d) the duly appointed guardian of the person and property of an Optionee who is disabled within the meaning of Code Section 22(e)(3).

Section 11.  Option Shares May Be Restricted.
As the Committee may determine, the shares of Common Stock purchased upon exercise of an NQSO granted hereunder may be deemed  to be “Restricted Shares” granted under the Restricted Shares Plan for purposes of applying all provisions and terms and conditions of the Restricted Share Plan.  As such, during the “Restriction Period” (as described in the Restricted Share Plan),  such shares of Common Stock may be subject to redemption and nontransferability, and all restrictions shall lapse upon the occurrence of events as may be determined by the Committee.  Further, the procedures of the Restricted Share Plan relating to the issuance, surrender, and assignment of shares and the provisions relating to stockholder rights may apply to the shares of Common Stock issued upon exercise of any NQSO granted hereunder.